   As filed with the Securities and Exchange Commission on September 19, 2000
                                                  Registration No.  333-40862-01
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8

                                  TO FORM S-4
                             REGISTRATION STATEMENT
                                     Under

                          THE SECURITIES ACT OF 1933*
                             --------------------
                          NORTHROP GRUMMAN CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                                           95-1055798
                             --------------------
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                    Identification Number)

                            1840 Century Park East
                            Los Angeles, California
                                     90067
                                (310) 553-6262
             (Address of registrant's principal executive offices)

                             --------------------

THE COMPTEK RESEARCH, INC. 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS THE COMPTEK RESEARCH, INC. 1998 EQUITY INCENTIVE STOCK PLAN
                            (Full title of the plan)

                             --------------------

                              John H. Mullan, Esq.
                     Corporate Vice President and Secretary
                          Northrop Grumman Corporation
                             1840 Century Park East
                         Los Angeles, California 90067
                                 (310) 553-6262
           (Name, address, and telephone number of agent for service)

                             --------------------

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "EXPLANATORY NOTE."

                                EXPLANATORY NOTE

     Northrop Grumman Corporation (the "Company") hereby amends its Registration Statement on Form S-4 (No. 333-40862) (the "S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to its common stock, par value $1.00 per share (the "Common Stock"). The S-4 registers 2,158,570 shares of Common Stock, including 114,755 shares of Common Stock for issuance upon exercise of options granted pursuant to the terms of Comptek Research, Inc.'s 1994 Stock Option Plan for Non-Employee Directors and 1998 Equity Incentive Stock Plan (the "Plans").

     On August 31, 2000, pursuant to an Agreement and Plan of Merger, dated as of June 12, 2000, as amended, among the Company, Comptek Research, Inc. ("Comptek") and Yavapai Acquisition Corp., a wholly-owned subsidiary of the Company ("Yavapai"), the following events (among others) occurred: (a) Yavapai merged with and into Comptek, with Comptek surviving as a wholly-owned subsidiary of the Company (the "Merger"); (b) each outstanding share of Comptek common stock, par value $.02 per share, other than those shares owned by the Company, Comptek or any of their respective subsidiaries or shares held by Comptek as treasury stock, was converted into a right to receive 0.2799 shares of Common Stock; (c) outstanding options to purchase Comptek common stock under the Plans were converted into options to purchase Common Stock; and (d) the Company assumed the Plans.

     Prior to the Merger, shares of Comptek common stock were registered for issuance under the Plans pursuant to Registration Statements on Form S-8, Registration Nos. 33-82536 and 333-62753. As a result of the Merger, shares of Common Stock will be issued to the participants in the Plans upon the exercise of options under the Plans. The purpose of this Registration Statement is to register shares of Common Stock for issuance pursuant to the Plans.

     The designation of this Post-Effective Amendment as Registration No. 333-40862-01 denotes that the Post-Effective Amendment relates only to the shares of Common Stock issuable upon exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares of Common Stock.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

     The following documents, which have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on February 24, 2000;

          (b) The Company's Quarterly Reports on Form 10-Q for the period ended March 31, 2000, as filed on May 9, 2000, and for the period ended June 30, 2000, as filed on August 11, 2000;

          (c) The Company's Current Report on Form 8-K as filed on August 8,
     2000;

          (d) The description of the Common Stock contained in the Registration Statement on Form 8-A filed by the Company on September 22, 1988 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for purposes of updating the description;

          (e) The description of rights issuable pursuant to the Common Stock Purchase Rights Plan dated September 21, 1998, which description is contained in the Registration Statement on Form 8-A filed by the Company on November 13, 1998, including any amendment or report filed for purposes of updating the description.

     All documents filed subsequent to the date hereof by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing (each such document, an "Incorporated Document"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Item 4.  Description of Securities

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel

     Certain legal matters in connection with the Common Stock offered hereby have been passed upon by John H. Mullan, Esq., 1840 Century Park East, Los Angeles, California 90067. Mr. Mullan is Corporate Vice President and Secretary of the Company. Mr. Mullan is also a shareholder. As of September 18, 2000, Mr. Mullan beneficially owned less than one percent of the Company's issued and outstanding Common Stock.

     Item 6.  Indemnification of Directors and Officers

     The Delaware General Corporation Law (the ``DGCL'' ) authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's certificate of incorporation limits the liability of directors to the corporation or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

     The bylaws of the Company provide that the corporation shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. the Company believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

     The Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

3.1             --     Certificate of Incorporation of Northrop Grumman
                       Corporation, as amended, incorporated by reference to
                       Exhibit 4.1 of Northrop Grumman's Registration Statement on Form S-3 (33-55143) filed on August 18, 1994.

3.2             --     Bylaws of Northrop Grumman Corporation, as amended and
                       restated on February 16, 2000, incorporated by reference to Exhibit 3.A of Northrop Grumman's Quarterly Report on
                       Form 10-Q for the period ended March 31, 2000, filed on May 9, 2000.

4.1             --     Specimen Common Stock Certificate incorporated by
                       reference to Exhibit 4.8 of Northrop Grumman's
                       Registration Statement on Form S-3 (33-85633), dated
                       August 20, 1999.

5.1             --     Opinion of John H. Mullan regarding the validity of the
                       securities being registered.*

15.1 Letter from Independent Accountant regarding unaudited accounting information.

23.1            --     Consent of Deloitte & Touche, LLP.

23.3            --     Consent of John H. Mullan (included in Exhibit 5.1).

24.1            --     Power of Attorney.*

24.2            --     Power of Attorney.*

____________
* Previously filed

     Item 9.  Undertakings

     The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Los Angeles, State of California, on this 19th day of September, 2000.

                                    NORTHROP GRUMMAN CORPORATION

                                    By:  /s/ John H. Mullan
                                        -------------------------------
                                             John H. Mullan
                                             Attorney in Fact*

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                               Date
                  ---------                                       -----                               ----

      /s/  KENT KRESA                           Chairman of the Board, President            September 19, 2000
----------------------------------------------  and Chief Executive Officer and Director
          Kent Kresa*                           (Principal Executive Officer)



   /s/  RICHARD B. WAUGH, JR.                   Corporate Vice President and                September 19, 2000
----------------------------------------------  Chief Financial Officer (Principal
          Richard B. Waugh, Jr.*                Financial Officer and Principal
                                                Accounting Officer)



      /s/  JACK R. BORSTING                     Director                                    September 19, 2000
----------------------------------------------
          Jack R. Borsting*




      /s/  JOHN T. CHAIN, JR.                   Director                                    September 19, 2000
----------------------------------------------
           John T. Chain*



      /s/  VIC FAZIO                            Director                                    September 19, 2000
----------------------------------------------
           Vic Fazio*




      /s/  PHILLIP FROST                        Director                                    September 19, 2000
----------------------------------------------
            Phillip Frost*




     /s/  ROBERT A. LUTZ                        Director                                    September 19, 2000
----------------------------------------------
           Robert A. Lutz*




    /s/  AULANA L. PETERS                       Director                                    September 19, 2000
----------------------------------------------
         Aulana L. Peters*




      /s/  JOHN E. ROBSON                       Director                                    September 19, 2000
----------------------------------------------
          John E. Robson*




   /s/  RICHARD M. ROSENBERG                    Director                                    September 19, 2000
----------------------------------------------
        Richard M. Rosenberg*




 /s/  JOHN BROOKS SLAUGHTER                     Director                                    September 19, 2000
----------------------------------------------
      John Brooks Slaughter*




  /s/  RICHARD J. STEGEMEIER                    Director                                    September 19, 2000
----------------------------------------------
        Richard J. Stegemeier*

                                                Director

----------------------------------------------
           Charles R. Larson


*By:     /s/ John H. Mullan
    ------------------------------------------
           Attorney in Fact
*   By authority of powers of attorney
    filed with this registration statement